UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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X Definitive Information Statement

GLOBAL EARTH ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

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GLOBAL EARTH ENERGY, INC.

1213 Culberth Drive

Wilmington, North Carolina 28405

(910) 270-7749

June 7, 2013

To Our Stockholders:

The purpose of this Information Statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, May 29, 2013, that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on June 28, 2013, to:

1.

Approve an amendment of our articles of incorporation to:

(a)

Change the par value of our common stock from $0.001 per share to $0.00001 per share.

(b)

Increase the authorized number of shares of our common stock from 800,000,000 to 2,000,000,000 shares.

2.

Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

As of the record date, 379,808,391 shares of our common stock were outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 118,203,304 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,618,203,304 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.  Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect the proposed corporate actions.  Mr. and Mrs. Harland will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

A copy of the resolutions to be approved by Mr. and Mrs. Harland is described in Attachment A to this Information Statement.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued interest in Global Earth Energy, Inc.

Very truly yours,

/s/ Betty-Ann Harland

Betty-Ann Harland, Chief Executive Officer

i

GLOBAL EARTH ENERGY, INC.

1213 Culberth Drive

Wilmington, North Carolina 28405

(910) 270-7749

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement is furnished to the holders of record at the close of business on the record date, May 29, 2013, to inform our stockholders that our board of directors has recommended, and that the holder of the majority of the voting power of our outstanding capital stock intends to vote on June 28, 2013, to approve the following:

1.

Approve an amendment of our articles of incorporation to:

(a)

Change the par value of our common stock from $0.001 per share to $0.00001 per share.

(b)

Increase the authorized number of shares of our common stock from 800,000,000 to 2,000,000,000 shares.

2.

Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

As of the record date, 379,808,391 shares of our common stock were outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 118,203,304 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,618,203,304 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.  Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect the proposed corporate actions.  Mr. and Mrs. Harland will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect the proposed corporate actions and will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

This Information Statement will be sent on or about June 7, 2013, to our stockholders of record who do not sign the majority written consent described herein.

VOTING SECURITIES

In accordance with our bylaws, our board of directors has fixed the close of business on May 29, 2013, as the record date for determining the stockholders entitled to notice of the above noted actions.  The grant of discretionary authority to the directors with respect to the proposed corporate actions described in this Information Statement will be approved if the number of votes cast in favor of the proposed corporate actions exceeds the number of votes cast in opposition to the proposed corporate actions.  A majority of the voting power, which includes the voting power that is present in person or by proxy, constitutes a quorum for the transaction of business.

As of the record date, 379,808,391 shares of our common stock were outstanding.  Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.  As of the record date, 3,000,000 shares of our Series B preferred stock were issued and outstanding.  Pursuant to our Certificate of Designation establishing Series B preferred stock, a holder of shares of the Series B preferred stock is entitled to the number of votes equal to the number of shares of the Series B preferred stock held by such holder multiplied by 500 on all matters submitted to a vote of our stockholders.

We have consenting stockholders, Betty-Ann Harland, our director and chief executive officer, who, together with her husband, Sydney A. Harland, our director and president, hold 118,203,304 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,618,203,304 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.  Mr. and Mrs. Harland will vote in favor of the grant of the discretionary authority to our board of directors to affect the proposed corporate actions.  Mr. and Mrs. Harland will have the power to pass the proposed corporate actions without the concurrence of any of our other stockholders.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders.  Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to us at our address noted above.

Security holders may also address future requests regarding delivery of Information Statements and/or annual reports by contacting us at the address noted above.

Dissenters’ Right of Appraisal

No action will be taken in connection with the proposed corporate actions by our board of directors or the voting stockholders for which Nevada law, our articles of incorporation or bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE PAR VALUE OF OUR COMMON STOCK AND
TO CHANGE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK

Change in Par Value of Our Common Stock

Our board of directors has adopted a resolution to amend our articles of incorporation to change the par value of our common stock from $0.001 per share to $0.00001 per share.  The amendment will not have any material affect on our business, operations, reporting requirements or stock price.  Stockholders will not be required to have new stock certificates reflecting the change in the par value.  A copy of the proposed resolution adopting the amendment to our articles of incorporation to change our par value per share is contained in Attachment A to this Information Statement.  The amendment will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada following the corporate actions described in this Information Statement.

We believe that a change from a par value of $0.001 to a par value of $0.00001 will provide us with greater flexibility in utilizing our common shares for various corporate purposes.  We also believe that a reduction in par value will provide us with greater flexibility with respect to the issuance of stock and stock-based compensation because Nevada law requires that we receive at least the par value per share as payment for our common stock.

Par value is used to designate the lowest value for which a corporation can sell its stock, and is used in valuing the common stock on a corporation balance sheet.  Historically, the concepts of par value and the stated capital of a corporation were to protect creditors and senior security holders by ensuring that a corporation received at least the par value as consideration for issuance of its shares.  Over time, these concepts have lost their significance for the most part.  In fact, Nevada corporate law permits the issuance of shares without par value.  Most newly formed companies, including most of our peers, have no par value or a minimal par value.  The proposed change in par value will place us among our peers with respect to our par value.

Furthermore, the reduction in the par value would have no effect on our stockholders’ equity as computed according to generally accepted accounting principles and as such equity is shown in our financial statements.  The change in the par value would not change the number of authorized shares of our common stock.  The change in par value will also not affect our outstanding options or employee benefit plans.

The change from par value of $0.001 per share to $0.00001 per share will result in a reclassification of charges on our balance sheet, shifting values within the “stockholder’s equity” category between the “common stock” line item and the “additional paid in capital” line item.  This reclassification will not affect the net value of the “stockholders’ equity” line item, and thus will not affect the overall balance sheet values. The change will not affect our profit and loss statement.

Increase the Authorized Number of Shares of Our Common Stock

The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to stockholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 800,000,000 shares to 2,000,000,000 shares, par value $0.00001 per share.  A copy of the proposed resolution amending our articles of incorporation is contained in Attachment A to this Information Statement.

Authorizing an additional 1,200,000,000 shares of common stock would give our board of directors the express authority, without further action of the stockholders, to issue common stock from time to time as the board deems necessary.  The board of directors believes it is necessary to have the ability to issue such additional shares of common stock for general corporate purposes.  Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action by the stockholders, unless such action were specifically required by applicable law or rules of any stock exchange or similar system on which our securities may then be listed.

The following is a summary of the material matters relating to our common stock.

Presently, the holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors.  Our common stockholders do not have cumulative voting rights.  Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  In the event of the liquidation, dissolution, or winding up of Global Earth Energy, Inc., the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  The amendment would not alter or modify any preemptive right of holders of our common stock to acquire our shares, which is denied, or effect any change in our common stock, other than the number of authorized shares.

The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  In addition, an issuance of additional shares by us could have an effect on the potential realizable value of a stockholder’s investment.

In the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by the issuance of the additional shares will dilute the earnings per share and book value per share of all outstanding shares of our common stock.  If such factors were reflected in the price per share of common stock, the potential realizable value of a stockholder’s investment could be adversely affected.

The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock.  Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of outstanding shares of our common stock, such as dilution of the earnings per share and voting rights of current holders of common stock.  If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

Issuance of additional shares.  As of the date of this Information Statement, our board has plans to issue or use our newly authorized shares of common stock to satisfy current obligations with respect to the conversion of various promissory notes into shares of our common stock and in connection with the issuance of shares of our common stock pursuant to our stock plans.  In addition, the increase in the number of our authorized common shares is proposed by our management in order to ensure sufficient reserves of our common stock for various capital purposes and to eliminate the need for similar amendments in the near future, which could be costly and time-consuming.

The proposal with respect to our common stock is not being made by us in response to any known accumulation of shares, other than as a result of the conversion of our promissory notes and in connection with the issuance of shares of our common stock pursuant to our stock plans, or threatened takeover.

A copy of the resolutions to be approved by Mr. and Mrs. Harland is described in Attachment A to this Information Statement.

Vote Required

The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment of our articles of incorporation changing the par value of our common stock and increasing the number of our authorized common shares.

Our board of directors recommends that our stockholders vote FOR the amendment of our articles of incorporation changing the par value of our common stock and increasing the number of our authorized common shares as described in Attachment A hereto.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Information regarding the beneficial ownership of our common and preferred stock by management and the board of directors is noted below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each person who owns beneficially outstanding shares of our preferred stock;

•

Each director;

•

Each named executive officer; and

•

All directors and officers as a group.

	Shares of Common Stock Beneficially Owned (2)		Shares of Preferred Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Number	Percent	Number	Percent
Betty A. Harland (3)	12,100,000	3.2	3,000,000	100
Sydney A. Harland (3)	106,103,304	27.9	-0-	-0-
Edmund J. Gorman	10,000,000	2.6	-0-	-0-
Arthur N. Kelly	10,001,334	2.6	-0-	-0-
Richard Proulx	10,001,334	2.6	-0-	-0-
Meier Frankel	-0-	-0-	-0-	-0-
Mark Hollingsworth	-0-	-0-	-0-	-0-
All directors and officers as a group (seven persons)	148,205,972	38.9	3,000,000	100

________

(1)

Unless otherwise indicated, the address for each of these stockholders is c/o Global Earth Energy, Inc., at 1213 Culbreth Drive, Wilmington, North Carolina 28405.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of May 29, 2013, the record date, there were outstanding 379,808,391 shares of our common stock and 3,000,000 shares of our Series B preferred stock

(3)

3,000,000 shares of our Series B preferred stock.  Each shares of our Series B preferred stock has voting rights equal to 500 shares of our common stock for every one share of our Series B preferred stock held, which equates to voting rights of 1,500,000,000 shares of our common stock, which amount exceeds the outstanding shares of the Global Earth Common Stock.  As stated above, Betty-Ann Harland, who, together with her husband, Sydney A. Harland, hold 118,203,304 shares of our common stock and 3,000,000 shares of our Series B preferred stock.  Therefore, Mr. and Mrs. Harland will have the power to vote 1,618,203,304 shares of our common stock, which number exceeds the majority of the issued and outstanding shares of the common stock on the record date.

(4)

Inasmuch as Betty Harland and Sydney A. Harland are married, pursuant to the Exchange Act and regulations issued thereunder, Mr. Harland is deemed to be the beneficial owner of the shares of our common and preferred stock owned by Mrs. Harland.

As a result of the stock ownership by Mr. and Mrs. Harland, they are able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other as stated above:

•

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Global Earth Energy, Inc.; and

•

There are no arrangements or understandings among any one with respect to the election of directors or other matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10 percent of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities.  Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.  Other than Meier Frankel, all such persons have filed all required reports.

DOCUMENTS INCORPORATED BY REFERENCE

Our Annual Report on Form 10-K for the year ended August 31, 2012, and our Quarterly Reports on Form 10-Q for the periods ended November 30, 2012, and February 28, 2013, are incorporated herein by reference.

COPIES OF ANNUAL AND QUARTERLY REPORTS

We will furnish a copy of our Annual Report on Form 10-K for the year ended August 31, 2012, and our Quarterly Report on Form 10-Q for the period ended November 30, 2012, and February 28, 2013, and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request.  Any request should be directed to our corporate secretary at 1213 Culberth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749.

By Order of the board of directors,

  /s/ Betty-Ann Harland

Betty-Ann Harland

Chief Executive Officer

ATTACHMENT A

RESOLUTIONS TO BE ADOPTED BY THE STOCKHOLDERS OF GLOBAL EARTH ENERGY, INC.

RESOLVED, that the grant of discretionary authority to the board of directors to amend our articles of incorporation to:

(a)

Change the par value of our common stock from $0.001 per share to $0.00001 per share; and

(b)

Increase the authorized number of shares of our common stock from 800,000,000 to 2,000,000,000 shares; be and hereby is adopted.

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such instruments, agreements, or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the transactions contemplated by the foregoing resolution.